SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2003

INVITROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Not Applicable
(Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS

On August 1, 2003, Invitrogen Corporation (the “Company”) issued a press release regarding the closing of its offering of $325 million aggregate principal amount of 2% Convertible Senior Notes due 2023 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Attached as Exhibit 99.1 is the press release of the Company regarding the closing of the offering of the Convertible Senior Notes. Exhibit 99.1 is incorporated by reference under this Item 5.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

Exhibit	Description
99.1	Invitrogen Corporation press release dated August 1, 2003 regarding the closing of the offering of $325 million of convertible senior notes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: August 5, 2003	By:	/s/ C. Eric Winzer

C. Eric Winzer Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Invitrogen Corporation press release dated August 1, 2003 regarding the offering of convertible senior notes.

3